                                                                   EXHIBIT 10.11

                                   AMENDMENT

                                       TO

                                MARCH AGREEMENT

                                  BY AND AMONG

                          NEXTEL COMMUMCATIONS, INC.,

                             DIGITAL RADIO, L.L.C.,

                               AND CRAIG O. MCCAW

                                EFFECTIVE AS OF

                                OCTOBER 3, 2003

                                TABLE OF CONTENTS

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                                                                                                            PAGE
1.  Wireless Opportunity; Corporate Opportunity ..........................................................     1
2.  Company Right to Buy Excess MMDS .....................................................................     2
3.  Financing for Major Transactions .....................................................................     2
4.  Notice and Exercise Procedure for Company Right to Purchase ..........................................     3
    4.1 Channel Listing and Update .......................................................................     3
    4.2 Related Assets ...................................................................................     5
    4.3 Company Exercise of Right ........................................................................     5
5.  Company Swap Rights ..................................................................................     6
6.  Company Right of First Refusal .......................................................................     7
7.  Closing Under Company Right to Buy and Swap Rights ...................................................     8
    7.1 Closing Timing and Deliveries ....................................................................     8
    7.2 Conditions to All Parties' Obligations ...........................................................     9
    7.3 Conditions to Acquirer's Obligation to Close .....................................................    10
    7.4 Conditions to Transferor's Obligation to Close ...................................................    11
    7.5 Representations and Warranties of Acquirer in Connection with a Closing ..........................    11
    7.6 Representation and Warranties of Transferor in Connection with a Closing .........................    12
    7.7 Pre-Closing Deliveries; Post-Closing Adjustments; Subsequent Closings; Further Assurances ........    16
    7.8 Claims for Breach ................................................................................    17
    7.9 Taxes ............................................................................................    17
8.  Convenants ...........................................................................................    17
    8.1 Covenants ........................................................................................    17
9.  Representations and Warranties .......................................................................    19
    9.1 By Investor ......................................................................................    19
    9.2 By Individual ....................................................................................    19
    9.3 By the Company ...................................................................................    20
10. Definitional Provisions ..............................................................................    20
    10.1 Definitions .....................................................................................    20
    10.2 Other  Definitional Provisions ..................................................................    20
11. General ..............................................................................................    24

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                      PAGE
11.1  Arbitration ....................................................................................  24
11.2  Public Announcements ...........................................................................  25
11.3  Notices ........................................................................................  25
11.4  Expenses .......................................................................................  26
11.5  Benefits; Assignment ...........................................................................  26
11.6  Entire Agreement; Amendment and Waiver .........................................................  26
11.7  Headings .......................................................................................  26
11.8  Governing Law ..................................................................................  26
11.9  Severability ...................................................................................  26
11.10 Counterparts ...................................................................................  27

                                    AMENDMENT
                                       TO
                                 MARCH AGREEMENT

      This Amendment effective as of October 3, 2003 (this "AMENDMENT") to amend the Agreement dated as of March 5, 2003 (the "MARCH AGREEMENT") by and among Nextel Communications, Inc., a Delaware corporation (the "COMPANY"), Digital Radio, L.L.C., a Washington limited liability company ("INVESTOR") and Craig O. McCaw ("INDIVIDUAL").

                                    RECITALS

      A. Subject to the terms and conditions below, the parties have agreed to resolve a dispute as to the applicability of the "Wireless Opportunity" provisions of the March Agreement by expressly permitting Investor and Controlled Affiliates to acquire owned and leased MMDS Spectrum without first offering the opportunity to the Company.

      B. In order to resolve the dispute between the parties, Investor, Individual and their respective Controlled Affiliates have agreed to give the Company the rights on the terms and subject to the conditions described herein
(1)until August 13, 2004 to acquire any channels of owned or leased MMDS Spectrum in excess of 6 channels owned or leased in a BTA; (2) to swap certain channels of owned or leased MMDS Spectrum; and (3) a right of first refusal on a sale of owned or leased MMDS Spectrum to a third party.

      C. Subject to and conditioned upon Investor and Individual entering into this agreement, the Board of the Company has renounced any interest or expectancy of the Company in excluding Investor and Individual from certain MMDS Spectrum acquisitions more specifically identified below.

                                    AGREEMENT

      1.    WIRELESS OPPORTUNITY; CORPORATE OPPORTUNITY.

      (a) The parties agree that acquisition of MMDS Spectrum by Investor and any Controlled Affiliate will not be subject to the provision of Section 3.1 or
3.2 of the March Agreement.

      (b) Except as stated in Section 1(a), nothing in this Amendment modifies or waives any provision of the March Agreement. Except as modified by Section 1
(a), the March Agreement remains in full force and effect.

      (c) The Company, having been granted the rights set forth in this Amendment with respect to MMDS Spectrum, waives and will make no claim that the acquisition of MMDS Spectrum by Individual (or by entities under his control) constitutes a usurpation of a corporate opportunity of the Company, if such acquisition (i) was the subject of a notice to the Company under the March Agreement (or its predecessor); (ii) was discussed prior to October 3, 2003, but had not been the subject of a written offer; or (iii) occurs after October
3, 2003.

      2.    COMPANY RIGHT TO BUY EXCESS MMDS.

      (a) The Company has the right to acquire under Section 4 from Investor and from any Controlled Affiliate (each, a "COM ENTITY") any MMDS Spectrum in excess of Six Retained Channels in any BTA that are owned by, leased to, or subject to contract for purchase or lease by a COM Entity.

      (b) "SIX RETAINED CHANNELS" means a total of six MMDS and/or ITFS channels in any BTA that are owned, leased or subject to a contract for purchase or lease by the COM Entities. The proportion of owned and leased channels in the Six Retained Channels will be in the same proportion as the proportion of owned and leased spectrum for the aggregate COM Entity MMDS Spectrum in such BTA Including both (i) channels owned or leased or subject to a contract for purchase or lease on August 14, 2004 that are to be included in the Channel Listing and Update, and (ii) channels acquired pursuant to an Acquisition Agreement that was subject to Section 3 (clauses (i) and (ii), the "COM ENTITY CHANNELS"). If the COM Entities acquires six or more MMDS and/or ITFS channels pursuant to an Acquisition Agreement and the Company does not exercise its rights under Section 3, then, at Investor's election, either (i) all channels so acquired will constitute the Six Retained Channels for the applicable geographic area, and the Company will be entitled to acquire all COM Entity Channels in that geographic area that were not acquired under the Acquisition Agreement, or (ii) the Six Retained Channels will be determined pursuant to this paragraph without regard for whether they were acquired pursuant to an Acquisition Agreement, provided that in such event, all channels in excess of the Six Retained Channels in each applicable geographic market will be subject to the provisions of Section 4. If there are not 6 channels available that are licensed to provide coverage to the entire BTA, the six channel requirement will be met by permitting the COM Entities to retain one or more sets of six channels with non-overlapping foot prints that, within any set of retained channels, cover comparable geographic areas in the BTA, or, if such channels do not provide the COM Entities with coverage to all geographic areas in the BTA that were covered by the COM Entity Channels on August 13, 2003, up to 6 channels that provide such coverage. If the channels to be retained have overlapping footprints so that the COM Entities have the use of more than six channels in any part of a BTA, the COM Entities will as part of the Closing if the Company exercises its rights under Section 4 enter into agreements with a member of the Nextel Group to provide rights to the Nextel Group member to use such channels so that the COM Entities do not have the use of more than six channels in any part of the BTA. If the Investor and the Company cannot agree on the terms for the Nextel Group's right to use such channels, then, not sooner than 30 days after giving notice that it will exercise that right if the parties do not agree, either party can initiate arbitration under Section 11.1.

      (c) The channels to be retained by the COM Entities will be mutually agreed by Investor and the Company, with each party acting reasonably and in good faith to determine the channels to be retained based on actual or prospective requirements of the business of the COM Entities and the Nextel Group. If the Investor and the Company cannot agree by August 20, 2004 on the channels to be included in the Six Retained Channels, either party can initiate arbitration under Section 11.1.

      3.    FINANCING FOR MAJOR TRANSACTIONS.

      (a) If on or before August 13, 2004 Investor or a Controlled Affiliate has entered into a binding commitment to acquire ownership or leasehold interests in MMDS Spectrum with a third Person (an "ACQUISITION AGREEMENT") and the cash consideration payable under the Acquisition Agreement for owned and/or leased MMDS Spectrum that will be acquired is in excess of $100 million, Investor will give notice to the Company (the "SECTION 3 NOTICE"), together with a copy of the Acquisition Agreement (including all schedules and exhibits). The Company will have 30 days after receiving the Section 3 Notice to elect whether to exercise its right to acquire any MMDS Spectrum being acquired under the Acquisition Agreement in excess of Six Retained Channels. If the Company does not elect to exercise its right under this Section 3, and subject to the provisions of
Section 2(b), the provisions of Section 4 do not apply to the channels identified in the applicable Section 3 Notice. For the avoidance of doubt, Sections 5 and 6 will apply to the channels identified in the Section 3 Notice.

      (b)   If the Company timely elects to exercise its right:

      (i) the Company will be required to pay on the later of (a) 60 days after receiving the Section 3 Notice, or (b) the date when payment is due under the Acquisition Agreement, the consideration payable for the excess MMDS Spectrum the Company elects to acquire; and

      (ii) the COM Entity will proceed as promptly as practicable to transfer to the Company, on terms consistent with those set forth under
            Section 7, the MMDS Spectrum in excess of Six Retained Channels that the Company elects to acquire.

      4.    NOTICE AND EXERCISE PROCEDURE FOR COMPANY RIGHT TO PURCHASE.

      4.1   CHANNEL LISTING AND UPDATE.

      (a) On June 14, 2004, Investor will deliver to the Company a list (the "CHANNEL LISTING") setting out:

            (A) for each MMDS channel owned by a COM Entity, and for each MMDS channel under contract to be acquired by a COM Entity,

                  (1)   the FCC licensee for the channel,

                  (2)   the name of the COM Entity with rights to the channel,

                  (3) the BTA, call sign, or other identifying information for the channel,

                  (4) the consideration paid (or to be paid) to the seller to acquire that channel (not including legal expenses, closing costs, or other costs associated with the acquisition),

                  (5) the Carrying Costs incurred for such channel from the date of the purchase by the COM Entity through the most recent practicable date,

                  (6) an Asset Listing for all Related Assets associated with each channel, and

                  (7) the Deal Expenses for the acquisition of that channel and any Related Assets.

            (B) for each MMDS or ITFS channel leased to a COM Entity, and for each MMDS or ITFS channel under contract to give a COM Entity the right to use the channel

                  (1)   the FCC licensee for the channel,

                  (2)   the name of the COM Entity with rights to the channel,

                  (3) the BTA, call sign, or other identifying information for the channel,

                  (4) the consideration paid (or to be paid) to the seller in connection with the assumption of that channel (or, if more than one channel was covered by the lease, a pro rata part thereof) (not including legal expenses, closing costs, or other costs associated with the acquisition),

                  (5)   a summary of payments due under the lease,

                  (6) the Carrying Costs for such channel from the date the spectrum lease was assumed by the COM Entity through the most recent practicable date,

                  (7) an Asset Listing for all Related Assets associated with each channel, and

                  (8) the Deal Expenses for the acquisition of the channel and any Related Assets.

      (b) On July 13, 2004, Investor will deliver an update to the Channel Listing containing any new or additional information that would be included in a Channel Listing as of that date (the "UPDATE").

      (c) With the Channel Listing and with the Update, Investor will deliver to the Company a true and correct copy of each lease or other agreement giving a COM Entity the right to use a channel identified on the Channel Listing or the Update and any Related Assets. The Company will have a period of 60 days to review the Channel Listing and 30 days to review the Update. During the period of the Company's review, Investor will provide any additional information reasonably requested by the Company to facilitate its review and understanding of the information reflected on the Channel Listing or the Update (including, in each case, the Asset Listing that is a part thereof), the terms of any channel or spectrum lease acquisition by the COM Entity, and the Carrying Costs.

      (d) Investor's disclosure obligation under this Section 4.1 will be limited to the extent required by the terms of any confidentiality agreement or similar undertaking in a contract with a third Person. Investor will identify the channels where disclosure is limited by this Section 4.2(d).

      4.2   RELATED ASSETS.

      (a) "RELATED ASSETS" means the tower sites and equipment used by a Transferor in connection with any BTATC License or BTATC Spectrum Lease on or about the date of the Closing and any tower sites or equipment owned or held by a Transferor solely for use in connection with any BTATC License or BTATC Spectrum Lease. Subject to obtaining Third Party Consents, a Transferor will transfer or assign in connection with the transfer or assignment of a channel or spectrum lease, any Related Assets used, owned or held solely and exclusively in connection with the channel or spectrum lease being transferred or assigned. If a BTATC Spectrum Lease cannot be transferred at an initial Closing, Related Assets associated with the channels subject to that lease will not be transferred and the Use and Access Agreement (as defined below) for those Related Assets will not be entered into unless and until the BTATC Spectrum Lease is assigned. As to all other Related Assets (which relate solely to that lease and not to any other BTATC License or BTATC Spectrum Lease that is being transferred), subject to obtaining Third Party Consents, the Transferor and Acquiror will enter into an agreement in a form to be agreed by the parties on arm's-length terms allowing the Acquiror the use of and access to the Other Related Assets (a "USE AND ACCESS AGREEMENT"). If the Transferor and Acquiror cannot agree on the terms of the Use and Access Agreement, then, not sooner than 30 days after giving notice that it will exercise that right if the parties do not agree, either party can initiate arbitration under Section 11.1.

      (b) "ASSET LISTING" means a schedule identifying the Related Assets relevant to the BTATC License(s) or BTATC Spectrum Lease(s) for a particular transaction Closing which sets forth: (i) identifying information for each channel; (ii) the tower sites then used or held for use in connection, with that channel; (iii) whether the site is used solely for that channel or held for use solely for that channel or is also used with other channels; (iv) the equipment then used or held for use in connection with that channel; (v) whether the equipment is used solely for that channel or held for use solely for that channel or is also used with retained channels (whether owned or leased).

      4.3   COMPANY EXERCISE OF RIGHT.

      (a) On August 13, 2004, or, if later, 60 days after delivery of the Channel Listing or 30 days after delivery of the Update, the Company has the right to give notice to Investor that the Company will acquire in any BTA any or all channels in excess of Six Retained Channels covered by any license owned (or under contract to be owned) by, or covered by any lease (or under any lease under contract to be acquired by) to a COM Entity (the "CALL NOTICE"). The Closing of the transaction will occur pursuant to Article 7.

      (b) Subject to obtaining any Third Party Consents and to the Company's right to exclude a BTATC License or BTATC Spectrum Lease and Related Assets as contemplated by Section 7.3(a), the Call Notice irrevocably obligates (i) the Company, or another member of the

Nextel Group designated by the Company, to buy and the relevant COM Entity to sell the owned channels identified in the Call Notice together with their Related Assets for a purchase price equal to the consideration paid (or to be paid) to the seller to acquire that channel, plus Deal Expenses, plus the Carrying Costs for those channels for the period the channel was owned by the COM Entity and (ii) the Company to assume and the relevant COM Entity to assign in relevant part the leases for the leased channels identified in the Call Notice together with, their Related Assets for a purchase price equal to the sum of (w) any consideration paid (or to be paid) to the lessor or transferor to acquire the lease; plus (x) the assumption of all future obligations under the lease; plus (y) Deal Expenses; plus (z) the Carrying Costs for those channels for the period the channel was leased to the COM Entity.

      5.    COMPANY SWAP RIGHTS.

      (a) Subject to the conditions of Section 5.2(b), until October 3, 2006, the Company has the right to exchange:

            (1) any MMDS channel licensed to a member of the Nextel Group in a BTA for an MMDS channel licensed to a COM Entity In that BTA;

            (2) subject to obtaining any Third Party Consents, any MMDS channel leased to a member of the Nextel Group in a BTA for an MMDS channel leased to a COM Entity in that BTA;

            (3)   subject to obtaining any Third Party Consents, either:

                  (i) any MMDS channel owned by a Member of the Nextel Group in a BTA for an MMDS channel leased to a COM Entity in that BTA; or

                  (ii) any MMDS Channel leased to a Member of the Nextel Group in that BTA under a Qualifying Lease of ran MMDS Channel owned by a COM Entity;

      (b) An exchange under this Section 5.2(a) is not permitted unless: (i) the channel that the Company receives in the exchange can be "paired" with another channel owned or leased to a member of the Nextel Group under the orders issued by the FCC in the MMDS Band Plan Proceeding; and (ii) the channels in any set of two to be exchanged have overlapping footprints covering comparable geographic areas in the BTA.

      (c) For each exchange the parties will jointly determine whether the value being exchanged, including coverage and other terms of any license, spectrum lease costs (taking into account the term of the lease and renewal rights as well as payments due thereunder) are comparable or whether one of the parties is losing value in the exchange. If a party is losing value, the parties will negotiate in good faith a payment to compensate the party losing value which payment will be due and payable at the closing of the exchange. If after 60 days, the parties cannot agree on whether compensation is payable or on the amount of compensation to be paid, either party can submit the matter to arbitration under Section 11.1.

      (d) Any exchange closing under this Section 5 will include Related Assets for the channels being exchanged and will be pursuant to Article 7 with (i) a designated Controlled Affiliate of the Company as Acquirer for the channel being transferred by the COM Entity and as Transferor for the channel being transferred by the member of the Nextel Group; and (ii) a COM Entity designated by Investor as the Acquirer for the channel being transferred by the Company (or its Affiliate) and as Transferor for the channel being transferred by the COM Entity.

      (e) Nextel will pay all reasonable costs associated with moving customers of both parties off the channels exchanged pursuant to this Section 5 and onto the other channel to the exchange.

      (f) At Nextel's request Investor will prepare a Channel Listing (in addition to the Channel Listing required under Section 4.1) to be delivered not sooner than 90 days and not later than 120 days after delivery of the request. A Channel Listing prepared pursuant to this Section 5(1) does not need to include any information regarding Deal Expenses, except for Deal Expenses related to the exchange, if any are then known.

      6.    COMPANY RIGHT OF FIRST REFUSAL.

      (a) If, on or before October 3, 2006, any COM Entity receives from or otherwise negotiates with a third Person all the material terms of an offer to purchase any owned or leased MMDS Spectrum that (i) a COM Entity acquired or is subject to a contract for purchase or lease with a COM Entity on or before August 13, 2004, or (ii) that was received in exchange for MMDS Spectrum described in clause (i), and if the COM Entity intends to pursue such sale, then Investor will provide to the Company a notice (the "OFFER NOTICE") identifying the purchaser, the MMDS Spectrum to be sold, the cash and any other consideration price to be paid or received, and all the other material terms of the proposed transaction ("OFFER TERMS"), and will deliver copies of all the documents with the third Person or its Affiliates relating to the proposed sale. If the Offer Terms include non-cash consideration, the Offer Notice will include the COM Entity's valuation of the non-cash consideration. The Company may request and the COM Entity will provide any information readily available to the COM Entity regarding the value of non-cash consideration. If the Company disagrees with the value assigned to the non-cash consideration, and if the parties cannot agree on the value, either party can initiate arbitration under
Section 11.1.

      (b) A transaction involving a swap or exchange of MMDS Spectrum that includes some cash consideration is not subject to the provisions of this
Section 6 unless the amount of cash is more than half the value of the transaction. A transaction is not subject to the provisions of this Section if it involves the sale of a business that has launched commercial service and the sale includes only that MMDS Spectrum then being used to provide commercial service. The sale of a business that has launched commercial service is subject to the provisions of this Section if it includes MMDS Spectrum that is not then being used to provide commercial service, and the Offer Notice and Offer Terms will describe the business as well as the MMDS Spectrum, and, if the Company elects to purchase, it must purchase the MMDS Spectrum and the business that the third Person offered to purchase.

      (c) The delivery of an Offer Notice is an irrevocable offer by the COM Entity to transfer the MMDS Spectrum (and, if applicable, any business described in the Offer Terms) that is subject to the Offer Notice to the Company (or any controlled Affiliate, designated by the Company) for a cash purchase price equal to the total value of the consideration described in the Offer Terms and on the other terms set forth in the documents with the third Person that accompanied the Offer Notice. The Company will have a 30 day period in which to accept such offer as to all (but not less than all) of the MMDS Spectrum (and, if applicable, any business described in the Offer Terms) covered by the Offer Notice. Such acceptance will be irrevocable. If the Company exercises its right, the closing of the transaction will occur as provided in the offer from the third Person and, to the extent not defined by the Offer Terms, in accordance with Sections 7.1 through 7.8. If the Offer Terms include the sale of a business, the representations and warranties related to the business will be those set forth in the Offer Terms, or, if there are none stated in the Offer Terms, customary representations and warranties, as the parties may agree. If the parties cannot agree, then, not sooner than 30 days after giving notice that it will exercise that right if the parties do not agree, either party can initiate arbitration under Section 11.1.

      (d) If the Company rejects or fails to timely exercise its right to purchase under Section 6.(a), the COM Entity will be entitled to consummate the sale of all (but not less than all) of the owned or leased MMDS Spectrum (and, if applicable, any related business) described in the Offer Notice to the third Person identified in the Offer Terms at a price and other terms not less favorable to the purchaser in any material respect than the Offer Terms. If a closing to consummate a sale permitted by this Section 6 has not occurred within one year of the Offer Notice, the sale may not be completed without repeating the procedures of this Section 6.

      (e) If a COM Entity did an exchange that included both MMDS Spectrum that was acquired or to which rights were acquired by a COM Entity before August 13, 2004, and MMDS Spectrum acquired after that date, and if there is a subsequent sale of fee MMDS Spectrum received in the exchange, then it will be presumed for purposes of this Section 6 that the MMDS Spectrum being sold was, to the extent of the value of the pre-August 13, 2004 spectrum, received in exchange for the pre-August 14, 2004 MMDS Spectrum.

      7.    CLOSING UNDER COMPANY RIGHT TO BUY AND SWAP RIGHTS.

      7.1   CLOSING TIMING AND DELIVERIES.

      (a) The initial closing of the transfers and assignments contemplated by
Section 4 or Section 5 (each a "CLOSING") will each occur 14 days after the conditions set forth in Section 7.2 through 7.4 have been first satisfied or waived.

            (A)   Each Acquiror will deliver at the initial Closing:

                  (1) cash in an amount equal to the purchase price payable, less the purchase price for assets or rights that cannot transfer at that Closing because Third Party Consents have not been obtained, plus any Carrying Costs payable;

                  (2) an executed instrument of assignment and assumption in the form agreed by the parties assuming Transferor's obligations under any agreements relating to spectrum leases or Related Assets to be transferred for which Third Party Consents are not required or have been obtained;

                  (3) evidence that any amendments, modifications or other consideration due to third Persons as contemplated by
                        Section 8.1(d) have been made and/or delivered;

                  (4) executed Use and Access Agreements for any Related Assets that are to be made available to the Acquiror as set forth in Section 4.2(a).

                  (5)   the officer's certificate described in Section 7.4(c).

            (B)   Each Transferor will deliver at the initial Closing:

                  (1) an executed instrument of assignment and assumption in the form agreed by the parties transferring Transferor's rights under any agreements relating to spectrum leases or Related Assets to be transferred for which Third Party Consents are not required or have been obtained;

                  (2) a bill of sale (or one or more real property deeds, if there are Owned Towers to be transferred) for any Related Assets that are to transfer for which any Third Party Consents are not required or have been obtained;

                  (3) executed Use and Access Agreements for any Related Assets that are to be made available to the Acquiror as set forth in Section 4.2(a).

                  (4)   the officer's certificate described in Section 7.3(c).

      (b) If an initial Closing has occurred, but at the time of the initial Closing there were Third Party Consents to obtain in order to transfer all the assets and rights that are to be transferred under the Call Notice, then on the 180th day after the initial Closing, or on such other day as the parties may agree, there will be a subsequent closing and the parties will make the deliveries described in Section, 7.1(a) with respect to the additional assets and other rights that can be transferred at the time of the subsequent Closing.

      7.2 CONDITIONS TO ALL PARTIES' OBLIGATIONS. The obligations of each Acquiror on the one hand and each Transferor on the other hand to effect a Closing are subject to the satisfaction (or waiver by the Company and Investor) at or prior to the Closing of each of the following conditions:

      (a) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction will be in effect or pending which materially delays, restrains, enjoins, or seeks to prohibit the Closing.

      (b) Any waiting period under the HSR Act applicable to the transactions to occur at the Closing will have expired or been earlier terminated.

      (c) The transfer of any BTATC Licenses will have been authorized by a Final Order.

      (d) If the Closing is occurring under Section 5, any Third Party Consent necessary to exchange either of the BTATC Spectrum Leases in any set to be exchanged will have been obtained.

      7.3. CONDITIONS TO ACQUIROR'S OBLIGATION TO CLOSE. The obligation of the Acquiror to effect a Closing and to pay the consideration due at that Closing is subject to the satisfaction (or waiver by Acquiror) at or prior to the Closing of each of the following conditions:

      (a) The representations and warranties of each Transferor set forth in
Section 7.6 will be true in all material respects as of the date of the Closing, or,

            (A) if any representation or warranty relating to a BTATC License is not true in any material respect because of any action or inaction by a COM Entity, or because of a discovery of facts or circumstances not known by a COM Entity at the time it was acquired, then (A) the parties have agreed to an adjustment of the purchase price that takes into account the impairment and the BTATC License and Related Assets will be transferred; or
                  (B) the Acquiror has elected not to purchase the affected BTATC License and Related Assets and the purchase price has been adjusted; and

            (B) if any representation or warranty relating to a BTATC Spectrum Lease is not true in any material respect because of any action or inaction by a COM Entity, or because of a discovery of facts or circumstances not known by a COM Entity at the time it was acquired, then (A) the parties have agreed to an adjustment of the purchase price that takes into account the impairment and the BTATC Spectrum Lease and Related Assets will be transferred; or (B) the Acquiror has elected not to acquire the affected BTATC Spectrum Lease and Related Assets and the purchase price has been adjusted;

            (C) if any representation or warranty relating to a Related Asset is not true in any material respect because of any action or inaction by a COM Entity, or because of a discovery of facts or circumstances not known by a COM Entity at the time it was acquired, the parties have either agreed (A) to an appropriate adjustment or arrangement, or (B) the Acquiror has elected not to acquire that Related Asset;

            (D) if any representation or warranty related to a BTATC License or BTATC Spectrum Lease is untrue in any material respect, and
                  Section 7.3(a)(A)
                  and (a)(B) do not apply, then the Acquiror is reasonably satisfied with the disclosures and any other information provided by a Transferor in connection with any information provided in any disclosure schedule delivered by a Transferor under Section 7.6; and

            (E) if any representation or warranty related to a Related Asset is untrue in any material respect and Section 7.3(a)(C) does not apply, then either (A) the Acquiror has elected not to acquire the Related Asset and the BTATC License or BTATC Spectrum Lease to which it relates, and the purchase price has been adjusted; or (B) the Acquiror will close over the inaccuracy that was disclosed, and waive any claim for breach associated with the inaccuracy that was disclosed.

      (b) Each Transferor and its Affiliates will have performed and complied with all covenants and obligations to effect the Closing required by this Agreement to be complied with or performed prior to the Closing.

      (c) Acquiror will have received a certificate, dated the date of the Closing, signed by an officer of each Transferor stating that the conditions of
Section 7.3(a) and (b) have been satisfied.

      7.4 CONDITIONS TO TRANSFEROR'S OBLIGATION TO CLOSE. The obligation of the Transferor(s) to effect the Closing is subject to the satisfaction (or waiver by an Transferor) at or prior to the Closing of each of the following conditions:

      (a) The representations and warranties of Acquiror set forth in Section
7.5 will be true in all material respects as of the date of the Closing.

      (b) Acquiror and its Affiliates will have performed and complied with all covenants and obligations to effect the Closing required by this Agreement to be complied with or performed prior to the Closing.

      (c) Transferors will have received a certificate, dated the date of the Closing, signed by an officer of the Acquiror stating that the conditions of
Section 7.4(a) and (b) have been satisfied.

      7.5 REPRESENTATIONS AND WARRANTIES OF ACQUIROR IN CONNECTION WITH A CLOSING. At each Closing, Acquiror will represent and warrant to Transferor that on the day of the Closing:

      (a) Acquiror is an entity duly organized, validly existing and in good standing under the laws of the state under which it was created and has all requisite entity power and authority to carry on its business as now conducted and to enter into and perform the documents to be delivered at the Closing.

      (b) Acquiror has taken all necessary action for it to authorize the execution, delivery and performance of each document to be delivered by it at the Closing. Each agreement to be delivered by Acquiror at the Closing has been duly executed and delivered by Acquiror and is a valid and binding agreement of Acquiror enforceable against Acquiror in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws of general application which may affect the enforcement of creditor's rights generally and by general equitable principles.

      (c) Execution, delivery and performance of each document to be delivered at the Closing and the consummation of the transactions to be effected at the Closing will not result in any violation of, conflict with, constitute a default (with or without notice or lapse of time) under, or give rise to a right of termination, cancellation, acceleration of, or the imposition of any lien, claim or encumbrance under, or require any consent under or require a payment by Acquiror or any of its Affiliates to any other Person pursuant to (i) the organizational documents of Acquiror, (ii) any note, bond, debt instrument, mortgage, indenture or other agreement or instrument to which Acquiror or any of its Affiliates is a party, or (iii) any Law or Order by which Acquiror or any of its Affiliates is bound.

      (d) Except for those that have been made or obtained, no consent, approval, license, permit or authorization Of or registration, declaration or filing with any Governmental Authority is required to be obtained or made by Acquiror or any of its Affiliates in connection with the Closing or the transactions to be effected thereby.

      (e) Acquiror has no obligation to any agent, broker, or other Person for any fee or commission in connection with the Closing or the transactions to be effected thereby.

      7.6 REPRESENTATIONS AND WARRANTIES OF TRANSFEROR IN CONNECTION WITH A CLOSING. At each Closing, each Transferor will represent and warrant to Acquiror that, except as set forth on the Closing Date Schedules, on the date of the
Closing:

      (a) Transferor is an entity duly organized, validly existing and in good standing under the laws of the state under which it was created and has all requisite entity power and authority to carry on its business as now conducted and to enter into and perform the documents to be delivered at the Closing.

      (b) Transferor has taken all necessary action for it to authorize the execution, delivery and performance of each document to be delivered by it at the Closing. Each agreement to be delivered by Transferor at the Closing has been duly executed and delivered by Transferor and is a valid and binding agreement of Transferor enforceable against Transferor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws of general application which may affect the enforcement of creditor's rights generally and by general equitable principles.

      (c) Execution, delivery and performance of each document to be delivered at the Closing and the consummation of the transactions to be effected at the Closing will not result in any violation of, conflict with, constitute a default (with or without notice or lapse of time) under, or give rise to a right of termination, cancellation, acceleration of, or the imposition of any lien, claim or encumbrance under, or require any consent under or require a payment by Transferor or any of its Affiliates to any other Person pursuant to (i) the organizational documents of Transferor, (ii) any note, bond, debt instrument, mortgage, indenture, BTATC spectrum Lease, agreement relating to a Related Asset or other agreement or instrument to which Transferor or any of its Affiliates is a party, or (iii) any Law or Order by which Transferor or any of its Affiliates is bound.

      (d) Except for those that have been made or obtained, no consent, approval, license, permit or authorizations of or registration, declaration or filing with any Governmental Agency is required to be obtained or made by Transferor or any of its Affiliates in connection with the Closing or other transactions to effected thereby.

      (e) Transferor has no obligation to any agent, broker, or other Person for any fee or commission in connection with the Closing or the transactions to be effected thereby.

      (f) Transferor has good and valid title to all of the tangible personal property to be transferred at Closing, free and clear of any liens, claims or encumbrances, other than mechanics, carriers, repairman's or similar liens arising in the ordinary course of business or liens for taxes not yet due and payable.

      (g) Except as set forth on Schedule A: (i) the grant, renewal or assignment of the BTATC Licenses to the existing licensee thereof was approved by the FCC by Final Order, and (ii) the BTATC Licenses are validly issued and in full force and effect. Except as set forth on Schedule A, there is no Proceeding pending before the FCC or, to the Knowledge of the Transferor, threatened, which, if determined as requested by the moving party or as indicated in any document initiating such Proceeding, could result in the revocation, modification, restriction, cancellation, termination or non-renewal of any BTATC License or other action which is adverse to the Transferor, or the imposition of a monetary fine. Sellers have made on a timely basis all payments to the United States Government for those of the BTATC Licenses that are BTA authorizations.

      (h) Except as set forth on Schedule A and Schedule D, (i) the facilities subject to a BTATC License for which a certification or notification of completion of construction has been filed with the FCC ("CONSTRUCTED FACILITIES") are operating and at all times since August 1, 2003 have been operating in material compliance with the FCC authorization therefor, the Communications Act, and (ii) the Transferor is not transmitting from or otherwise operating any facility mat is not the subject of an FCC authorization. Except as set forth on Schedule D: (i) none of the facilities subject to a BTATC License (x) is authorized pursuant to an authorization which is subject to challenge before the United States Court of Appeals, or (y) is subject to any lease, sub-lease or any agreement to make it available to a third Person; (ii) no BTATC License is subject to (x) a revocation proceeding or (y) a pending request for waiver of Section 21.303 of the FCC Rules; and (iii) no Constructed Facilities are operating pursuant to special temporary or developmental authority.

      (i) Since January 1, 2001, all Annual FCC Reports required to be filed by Transferor with the FCC with respect to the BTATC Licenses have been timely filed. Except as set forth on Schedule D, to the Knowledge of Transferor, all Annual FCC Reports filed for calendar year 2002 or thereafter are complete and accurate.

      (j) Transferor has delivered to Acquiror true and complete copies of the FCC Licenses for each BTATC License, and all documents filed in any Proceeding pending at the FCC relating to the BTATC Licenses.

      (k) For each BTATC Spectrum Lease, Schedule E sets forth: (i) the name of the third-party lessor; (ii) the name of the Transferor entity that is the lessee; (iii) the FCC call sign or file number covering the BTATC Spectrum Lease; (iv) the channels and BTA in which the BTATC Spectrum Lease is used or useful; and (v) the expiration date of the BTATC Spectrum Lease.

      (l) Except as set forth on Schedule F, each BTATC Spectrum Lease is valid, binding and in full force and effect, meets all requirements of Law, and is enforceable in accordance with its terms. Transferor is the lessee under each BTATC Spectrum Lease (by entry into the BTATC Spectrum Lease, assignment of such lease, transfer of rights or other means) and has the sole right to use the spectrum under each BTATC Spectrum Lease. To the Knowledge of Transferors, other than the terms of each BTATC Spectrum Lease and the FCC Rules limiting the duration of such BTATC Spectrum Leases, there are no facts or circumstances that might (whether with or without notice, lapse of time or the occurrence of any other event) preclude the renewal or extension of such BTATC Spectrum Leases in the ordinary course. Except as set forth on Schedule F: (i) neither Transferors nor to the Knowledge of Transferors any other party to any of the BTATC Spectrum Leases has (x) failed to comply or is in breach or default thereunder or (y) claimed in any written statement that the counterparty has failed to comply or is in breach or default thereunder, and (ii) the consummation of the Closing will not cause any violation, breach or default of any BTATC Spectrum Lease or require the consent of the lessor thereunder. Except as set forth on Schedule F, no party to any BTATC Spectrum Lease has claimed, and to the Knowledge of Transferors, no party has threatened, in any written statement to any Transferor that such party has a right to terminate the BTATC Spectrum Lease prior to or at the Closing or to seek damages against any Transferor for the violation, breach or default by any Transferor of such BTATC Spectrum Lease.

      (m) Except as set forth on Schedule G, to the Knowledge of Transferors:
(i) the grant, renewal or assignment of the FCC licenses subject to the BTATC Spectrum Leases (the "LEASED FCC LICENSES") to the existing licensee thereof was approved by the FCC by Final Order; (ii) the Leased FCC Licenses are validly issued and in full force and effect; and (iii) there is no Proceeding pending before the FCC or threatened, which, if determined as requested by the moving party or as indicated in any document initiating such Proceeding, could result in the revocation, modification, restriction, cancellation, termination or non-renewal of the Leased FCC Licenses or other action which is adverse to the licensee or any of Transferor.

      (n) Schedule H sets forth a true and complete list of all agreements regarding the BTATC Licenses between any Transferor and any other MMDS licensee, applicant, lessor or operator with respect to (i) interference to or from adjacent markets or spectrum within any market affecting a BTATC License, (ii) the coordination of adjacent market or in-market spectrum use, or (iii) other matters concerned with the operation of channels in adjacent markets or in the same market or agreements for the partitioning of any BTA that is the subject of a BTATC License that is a BTA authorization. Transferors have delivered to Acquiror true complete copies of all such agreements.

      (o) Schedule I sets forth, to the Knowledge of Transferors, a true and complete list of all agreements regarding Leased FCC Licenses between a Transferor or the licensee of such license and any other MMDS, MDS or ITFS licensee, applicant, lessor or operator with respect to (i) interference to or from adjacent markets or spectrum within any Market affecting a Leased FCC License, (ii) the coordination of adjacent market or in-market spectrum use, or
(iii) other matters concerned with the operation of channels in adjacent markets or in the same market or agreements for the partitioning of any BTA that is the subject of a Leased FCC License that is a BTA authorization. Transferors have delivered to Acquiror true and complete copies of all such agreements.

      (p) Each of the Channel Listing and the Update delivered under Section 4 was true, correct and complete when delivered, and any additional information through the date of the Closing that would have been part of the Channel Listing or the Update had it been delivered at the Closing has been provided to Acquiror.

      (q) The Asset Listing relating to the Closing was true, correct and complete when delivered, and any additional information through the date of the Closing that would have been part of the Asset Listing had it been delivered at the Closing has been provided to Acquiror.

      (r) Each transmission tower owned by Transferor included in the Related Assets that is being transferred as contemplated by Section 7.10(a) ("OWNED TOWER") is being conveyed to Acquiror free and clear of any encumbrance that would interfere with the use of the tower as presently used by Transferor. Transferor has delivered to Acquiror true, correct and complete copies of any agreements with third Persons relating to an Owned Tower. Transferor has delivered to Acquiror true, correct and complete copies of each agreement (the "TOWER LEASES") giving Transferor a right to use a tower that is not an Owned Tower that is identified on the Asset Listing. Each of the Tower Leases is valid, binding and in full force and effect. Transferor has not and is not and, to the knowledge of Transferor, no other party to a Tower Lease has failed to comply with or is in breach or default thereunder, except for such non-compliance, breach or default that could not reasonably be expected to have a material adverse effect on Transferor's right to use the tower as presently used. Each Owned Tower is obstruction-marked and lighted to the extent required by, and in accordance with, the rules and the regulations of the Federal Aviation Administration and the FCC.

      (s) Transferor has all licenses, permits, certificates, approvals, registrations and other authorizations required from any Governmental Agency in connection with the ownership and operation of any business conducted using the BTATC Licenses and BTATC Spectrum Leases as currently conducted by Transferor (collectively, "PERMITS") Transferor is not in material violation of any Permit. For the avoidance of doubt, Permit does not include any FCC License.

      (t) Schedule J identifies each maintenance agreement or other contract providing for the maintenance, repair, servicing or other services obtained from or due to third Persons with respect to any Related Assets. Transferor has delivered true, correct and complete copies of each such agreement to Acquiror. To the knowledge of Transferor, there is no material default by any party under an agreement identified on Schedule N.

      (u) Transferor's use or operation of the Related Assets to be transferred at the Closing is in compliance with applicable Environmental Laws in all material respects. There are no pending or, to the knowledge of Transferor, threatened actions by or before any Governmental Authority alleging that the use or operation of the Related Assets to be transferred at the Closing by Transferor is not in compliance with applicable Environmental Laws. Transferor holds and is in compliance in all material respects with all Permits required under Environmental Laws for the operations of the Related Assets to be transferred at the Closing.

      (v) All physical assets identified on the Asset Listing that will be transferred to Acquiror as contemplated by Section 7.10(a) are sold AS IS, WHERE IS, AND WITH ALL FAULTS.

      7.7 PRE-CLOSING DELIVERIES; POST-CLOSING ADJUSTMENTS; SUBSEQUENT CLOSINGS; FURTHER ASSURANCES.

      (a) Not more than 30 days and not less than 10 days before the scheduled date of any Closing, each Transferor will deliver to each Acquiror the Schedules described in Section 7.6 that would be delivered by Transferor if the Closing were occurring on the date of delivery and indicating any facts or circumstances that are expected to change prior to the Closing. Unless the Acquiror agrees otherwise, the Schedules so delivered will be updated by Transferor not less than 5 days before the Closing. The final schedules required by Section 7,6 will be delivered at Closing (the "CLOSING DATE SCHEDULES").

      (b) For the initial Closing (and any subsequent Closings), not more than 60 days after the Closing or any subsequent Closing, the Transferor will submit an invoice showing in reasonable detail (i) the Carrying Costs incurred for each channel transferred at that Closing during the period from the date of the statement that was the basis for the Carrying Costs reimbursed at that Closing through the date of the Closing, and (ii) for a Closing pursuant to Section 4, Deal Related Expenses that were incurred in the period immediately preceding the Closing. Not more than 30 days after receiving the invoice, the Acquiror will pay the invoice. If there is a dispute whether the amounts on the invoice are proper, the amount not in dispute will be paid and, not sooner than 30 days after giving notice that it will exercise that right if the parties do not agree, either party can initiate arbitration under Section 11.1.

      (c) For a period of 180 days after the initial Closing, the parties will continue to comply with Section 8.1 (b) and (d) to obtain any governmental consent or approval or Third Party Consents that are required to accomplish any transfer that could not occur at the initial Closing because such consents or approvals had not yet been obtained. During this 180-day period, the parties will cooperate, at the expense of the Acquiror, in any reasonable arrangement designed to provide Acquiror with the benefit of any tangible asset or other right for which the parties are seeking the necessary consent or approval to make a transfer. After the 180-day period, at the request and expense of Acquiror, the parties will cooperate in any reasonable arrangement designed to provide the Acquiror with the benefit of any tangible asset or other right which might have been transferred under this Amendment.

      (d) Acquiror on the one hand and each Transferor on the other hand will execute and deliver any instruments and take any action as the other may reasonably request in order to evidence or complete the transactions to be effected at a Closing.

      7.8 CLAIMS FOR BREACH.

      (a) Any claim for breach of a representation or warranty must be made by notice to the breaching party not more than 365 days after the Closing (or, with respect to assets or other rights transferred at a subsequent Closing, 365 days after the subsequent Closing) at which the breach occurred. Any claim must be in writing, must identify in reasonable detail the breach claimed and, to the extent known, the facts and circumstances giving rise to the claim. Investor and any COM Entity that requires a license or other right to use spectrum or Related Assets under this Agreement are jointly and severally liable for any claim made by the Company for breach of a representation or warranty by Investor or any other COM Entity. If a claim is made for breach of a representation or warranty, then not sooner than 60 days after giving notice that it will exercise its right to do so if the claim is not resolved, the party making the claim can initiate arbitration under Section 11.1.

      (b) NO PARTY TO THIS AGREEMENT IS ENTITLED TO SEEK OR RECOVER CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES. CONSEQUENTIAL DAMAGES ARE, WITHOUT LIMITATION, LOST PROFITS, LOST REVENUE, AND THE LIKE.

      7.9 TAXES.

      (a) All Transfer Taxes arising out of any transfer effected at any Closing, under Article 7, and any Transfer Taxes required to effect any recording or filing with respect thereto, will be paid by the Company. If an exemption is potentially available, a COM Entity wall cooperate with any reasonable request of the Company to obtain an appropriate resale exemption certificate or other evidence to entitle the Company to claim the exemption.

      (b) The Company will pay all gross receipts and income tax due on gain recognized by Individual, Investor and any COM Entity on an exchange accomplished under Section 5. If, in the three year period following the exchange under Section 5, a COM Entity sells or exchanges the channels or other assets or rights received in the exchange in a taxable transaction (as determined under the Internal Revenue Code), then, not more than 10 days after closing of the subsequent sale or exchange, the COM Entity will pay the Company an amount equal to: (i) the tax paid under this Section 7.9(b) with respect to the assets that were exchanged for the assets that were subsequently sold or exchanged; plus (ii) interest on that amount from the date the Company paid the tax to the date that the COM Entity reimburses the Company at a rate equal to the Company's cost of funds on the date the Company paid the tax.

      8.  COVENANTS.

      8.1 COVENANTS.

      (a) Investor, Individual, or their Controlled Affiliates will disclose, to the extent required, the terms of this Amendment in connection with any filings related to the transfer to them of MMDS Spectrum. If any information about the Nextel Group is required in connection with any such filing, the Company will cause required information to be provided to Investor.

      (b) From the date hereof to and including the last Closing to occur under
Section 7, the Company, Investor and Individual will (and will cause their respective Affiliates, if appropriate, to) (i) cooperate with each other in the preparation and filing of all forms, notifications, reports and information, required or reasonably considered advisable by any of them pursuant to any Law (including, without limitation, the Communications Act and the HSR Act); (ii) use all commercially reasonable efforts to furnish or cause to be furnished, as promptly as practicable; all information and documents requested under such Laws; and (iii) use all commercially reasonable efforts to agree on a method to overcome any objections by any Governmental Authority to any transaction contemplated hereby.

      (c) When negotiating leases for MMDS Spectrum or Related Assets, Individual will cause COM Entities to use all commercially reasonable efforts, and will use commercially reasonable efforts to cause any of their Affiliates that are negotiating such leases, to have the right to assign such lease pursuant to this Amendment without the need for any consent by the lessor or any other third Person.

      (d) From the date hereof to and including the last Closing to occur under
Section 7, Investor, the Company and Individual will (and will cause their respective Affiliates, if appropriate, to) use commercially reasonable efforts to obtain any Third Party Consents as promptly as practicable. If any third Person proposes to condition its consent on any amendment or modification to any agreement or other consideration, the proposed Transferor will promptly notify the proposed Acquiror. The decision whether to make the amendment or modification and/or to deliver any consideration will be made by the Acquiror whose consent will not be unreasonably withheld or delayed.

      (e) Individual will use his reasonable best efforts to cause Investor and his and its Controlled Affiliates to comply with this Amendment.

      (f) To the extent the Company assigns any of its rights under this Amendment to an Affiliate, the Company will use its reasonable best efforts to cause the Affiliate to comply with this Amendment.

      (g) Investor and Individual will use their reasonable best efforts not to become subject to, and not to permit any COM Entity to become subject to, any confidentiality or nondisclosure obligations that would limit its ability to make the disclosures required by this Amendment, and, if such obligations nonetheless arise, each will use its reasonable best efforts to obtain a waiver or consent that will permit it to make the disclosures required by this Amendment.

      (h) So long as Investor has any obligations under this Amendment, Individual will retain control of Investor.

      (i) In exercising its rights under Section 5 the Company will use its reasonable best efforts to minimize and mitigate any damage to the existing or planned business of a COM Entity. If, nonetheless, there is a material adverse affect on such business, the Company will pay the affected COM Entity reasonable compensation in an amount agreed by the parties. For purposes of this Section 8.1(i), "planned" business means that the relevant COM Entity can show it would reasonably be expected to launch commercial service in the 180-day period after the date the Company gives notice it will exercise-swap rights under Section 5.

      9.  REPRESENTATIONS AND WARRANTIES.

      9.1 BY INVESTOR. Investor hereby represents and warrants to the company that:

      (a) Investor is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Washington and has all requisite limited liability company power and authority to carry on its business as now conducted, and to enter into and to perform this agreement.

      (b) Investor has taken all necessary action to authorize the execution, delivery and performance of this Amendment. This Amendment has been duly executed and delivered by Investor and is a valid and binding agreement of Investor enforceable against Investor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws of general application which may affect the enforcement of creditors' rights generally and by general equitable principles.

      (c) The execution, delivery, and performance of this Amendment and the consummation of the transactions contemplated hereby will not result in any violation of, conflict with, constitute a default (with or without notice or lapse of time) under, or give rise to a right of termination, cancellation, acceleration of, or the imposition of any lien, claim, or encumbrance under, or require any consent under or require a payment by Investor to any other Person pursuant to (i) the limited liability company agreement or other organizational documents of Investor, (ii) any note, bond, debt instrument, mortgage, indenture or other agreement or instrument to which any COM Entity is a party, or (iii) any Law or Order by which any COM Entity is bound.

      9.2 BY INDIVIDUAL. Individual represents and warrants to the Company that:

      (a) He is a resident of the State of Washington and is authorized to execute, deliver and perform this Amendment.

      (b) He has duly executed and delivered this Amendment and it is a valid and binding agreement of Individual enforceable against Individual in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws of general application which may affect the enforcement of creditors' rights generally and by general equitable principles.

      (c) The execution, delivery, and performance of this Amendment and the consummation of the transactions contemplated hereby will not result in any violation of, conflict with, constitute a default (with or without notice or lapse of time) under, or give rise to a right of termination, cancellation, acceleration of, or the imposition of any lien, claim, or encumbrance under, or require any consent under or require a payment by Individual to any other Person pursuant to (i) any note, bond, debt instrument, mortgage, indenture or other agreement or instrument to which Individual or any COM Entity is a party, or (ii) any Law or Order by which Individual or any COM Entity is bound.

      (d) Individual controls Investor.

      9.3 BY THE COMPANY. The Company hereby represents and warrants to Investor and Individual that:

      (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has all requisite corporate power and authority to carry on its business as now conducted, and to enter into and to perform this Agreement.

      (b) The Company has taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment. This Amendment has been duly executed and delivered by the Company and is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws of general application which may affect the enforcement of creditors' rights generally and by general equitable principles.

      (c) The execution, delivery, and performance of this Amendment and the consummation of the transactions contemplated hereby will not result in any violation of, conflict with, constitute a default (with or without notice or lapse of time) under, or give rise to a right of termination, cancellation, acceleration of, or the imposition of any lien, claim, or encumbrance under, or require any consent under or require a payment by the Company to any other Person pursuant to (i) the certificate of incorporation, by laws or other organizational documents of the Company, (ii) any note, bond, debt instrument, mortgage, indenture or other agreement or instrument to which any member of the Nextel Group is a party, or (iii) any Law or Order by which any member of the Nextel Group is bound.

      10.  DEFINITIONAL PROVISIONS.

      10.1 DEFINITIONS.

      "ACQUIROR" means, for any closing under Article 7, any Person that is buying, exchanging, assuming or otherwise acquiring a license or spectrum lease as a result of the transactions being consummated at that Closing, but only in that capacity, and does not mean that Person in its capacity as a Transferor (if applicable) at that Closing.

      "ACQUISITION AGREEMENT" -- see Section 3.

      "AFFILIATE" means, as to any Person, another Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. For the purposes of this definition, "CONTROL" when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing. The term "Controlled Affiliate" as used herein includes Individual and any Affiliate of COM that is, at the relevant time, controlled fay COM.

      "AMENDMENT" - see Preamble.

      "ANNUAL FCC REPORTS" means those reports, filings, notices and regulatory fees required to be filed annually with the FCC by licensees, permittees, conditional licensees and operators, including reports required by Sections 21.11(a), 21.911, 21.307(d) and 21.920 of Title 47 of the Code of Federal
Regulations, as such reports, filings, notices and regulatory fees may be amended or supplemented from time to time.

      "ARBITRATION RULES" -- see Section 11.1(a).

      "ASSET LISTING" -- see Section 4.2(b).

      "BTA" means Basic Trading Area.

      "BTATC LICENSE" or "BTATC SPECTRUM LEASE" means, with respect to any Closing to occur pursuant to this Agreement, an FCC license to be transferred at that Closing or a spectrum lease that, if Third Party Consents are obtained, is to be transferred at that Closing.

      "CALL NOTICE" -- see section 4.3(a).

      "CARRYING COSTS" for any channel means out of pocket costs incurred in the ordinary course of business by the entity transferring the channel during the period it owned or had the use of the channel, including, without limitation, site installation expense, real or personal property taxes associated with site leases and other Related Assets that are being transferred, lease payments for channels under spectrum leases, lease payments under site leases, maintenance and monitoring costs, site utility costs, but specifically excluding, salaries and employee costs, any allocation of overhead, professional fees associated with any acquisition, and expenses for equipment and software.

      "CHANNEL LISTING" -- see Section 4.1(a).

      "CLOSING" means the consummation of a transaction under Article 7 as contemplated by this Agreement.

      "CLOSING DATE SCHEDULES" -- see Section 7.7(a).

      "COM ENTITY" -- see Section 2(a).

      "COMMUNICATIONS ACT" means the communications Act of 1934, as amended and the rules and regulations promulgated thereunder.

      "CONSTRUCTED FACILITIES" -- see Section 7.6(h).

      "DEAL EXPENSES" means, for any BTATC License, BTATC Spectrum Lease or Related Assets the reasonable, out-of-pocket expenses paid by a COM Entity to unaffiliated, third-party, independent legal counsel, brokers and other advisors in connection with (i) acquiring such rights or assets that are being transferred under Sections 3 or 4; or (ii) in connection with effecting a transfer of the rights or assets to a Nextel Group member under Sections 3,4, 5, or 6 this Amendment; but deal expenses do not include the expenses incurred to obtain the Six Retained Channels or any expenses related to any interpretation, disputes or arbitration under this Amendment. Any allocation of deal expenses to the Six Retained Channels will be agreed between the parties and, if they cannot agree, not sooner than 30 days after giving notice that it will exercise that right if the parties do not agree, either party can initiate arbitration under Section 11.1.

      "ENVIRONMENTAL LAWS" means any law relating to the protection, preservation or restoration of the environment (including air, water, vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety as it relates to the environment, including any applicable provisions of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., the Clean Air Act, 33 U.S.C. Section 2601 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Section 136 et seq., and the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq., and the regulations promulgated pursuant thereto, and all analogous state or local statutes.

      "FCC" means the Federal Communications Commission.

      "FINAL ORDER" means an action by the FCC (i) which action has not been reversed, stayed, enjoined, set aside, annulled or suspended, (ii) in relation to which no request for stay, motion or petition for reconsideration or rehearing, application or request for review, or notice of appeal or other administrative or judicial petition for review (collectively, an "Appeal") is pending, and (iii) as to which the prescribed time for filing an Appeal, and for the entry of orders staying, reconsidering, or reviewing on the FCC's or such other regulatory authority's own motion has expired.

      "GOVERNMENTAL AUTHORITY" means any governmental or political subdivision or department thereof, any governmental or regulatory body, commission, board, bureau, agency or instrumentality, or any court or arbitrator or alternative dispute resolution body, in each case whether domestic or foreign, federal, state or local.

      "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the rules promulgated thereunder.

      "ITFS" means Institutional Television Fixed Service, a class of microwave frequencies licensed by the FCC pursuant to part 74 of Title 47 of the Code of Federal Regulations, as amended and interpreted by the FCC.

      "KNOWLEDGE OF ACQUIROR" means the actual knowledge, without any independent investigation or inquiry, of the officers of the Acquiror.

      "KNOWLEDGE OF TRANSFERORS" means the actual knowledge, without any independent investigation or inquiry, of the officers of the Transferors.

      "LAW" means any domestic or foreign, federal, state or local law, statute, ordinance, rule or regulation.

      "LEASE PARTY" -- see Section 4.2(e).

      "LEASED" means that a Person has been given the right to use a channel licensed to another Person, and a "lease" means a channel lease or any other agreement that entitles a Person to use a channel licensed to another Person.

      "LEASED FCC LICENSES" -- see Section 7.6(m).

      "MMDS" means Multichannel Multipoint Distribution Service, a domestic transmission service licensed by the FCC pursuant to Part 21 of Title 47 of the Code of Federal Regulations, as mended and interpreted by the FCC.

      "MMDS SPECTRUM" means any license or lease for MMDS or ITFS channels.

      "MARCH AGREEMENT" -- see Preamble.

      "NEXTEL GROUP" means the Company and the entities controlled, directly or indirectly, by the Company.

      "OFFER NOTICE" -- see Section 6(a).

      "OFFER TERMS" -- see Section 6(a).

      "OWNED TOWERS" -- see Section 7.6(r).

      "PERMITS" -- see Section 7.6(s).

      "PERSON" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other, entity of whatever nature or a group, including without limitation any pension, profit sharing or other benefit plan or trust.

      "PROCEEDING" means any action, arbitration, audit, hearing, complaint, inquiry, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority or arbitrator.

      "RELATED ASSETS" -- see Section 4.2(a).

      "SECTION 3 NOTICE" -- see Section 3.

      "SIX RETAINED CHANNELS" -- see Section 2.1(b).

      "THIRD PARTY CONSENTS" -- means any consent or approval from a third Person (other than a Governmental Authority) that is required under the terms of a spectrum lease, site lease or other agreement that is contemplated to be assigned under this Agreement.

      "TOWER LEASES" -- see Section 7.6(r).

      "TRANSFER TAX" means any Federal, state, county, local or other sales, use, transfer, conveyance, documentary transfer, recording or other similar tax, fee or charge imposed upon the sale, transfer, exchange, or assignment of property or any interest therein or the recording thereof, and any penalty, addition to, or interest with respect thereto (but excluding any taxes on gains or income).

      "TRANSFEROR" means, for any Closing under Article 7, any Person that is selling, exchanging, assigning or otherwise transferring a license or lease as a result of the transactions being consummated at that Closing, but only in that capacity, and does not mean that Person in its capacity as an Acquiror (if applicable) at that Closing.

      "UPDATE" -- see Section 4.1(b).

      "USE AND ACCESS AGREEMENT" -- see Section 4.2(a).

      10.2  OTHER DEFINITIONAL PROVISIONS.

      (a) All terms defined in this Agreement have the defined meanings when used in any certificate, report or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

      (b) Terms defined in the singular have a comparable meaning when used in the plural, and vice versa.

      (c) As used herein, the neuter gender also denotes the masculine and feminine, and the masculine gender also denotes the neuter and feminine, where the context so permits.

      (d) The words "include," "including" and "or" mean without limitation by reason of enumeration.

      11.   GENERAL.

      11.1  ARBITRATION.

      (a) If a party or a COM Entity that is a Transferor or Acquirer, or a member of the Nextel Group that is a Transferor or Acquiror desires to initiate arbitration in connection with a dispute under this Amendment then it will initiate binding arbitration proceedings for the matter to be resolved finally by arbitration under the Center for Public Resources Non-Administered Arbitration Rules ("Arbitration Rules"), which Rules are deemed to be incorporated by reference into this Section 11.1.

      (b) The arbitrator will be chosen, and the proceedings conducted, in general accordance with the Arbitration Rules; except that: (i) the parties to the dispute will chose one arbitrator through a self-administered process of striking names from a list of potential arbitrators and will not use the methods provided for in the Arbitration Rules; (ii) the rules of evidence employed in the federal courts at the time will apply; and (iii) discovery will be permitted in accordance with the Federal Rules of Civil Procedure.

      (c) The place of the arbitration will be Chicago, Illinois.

      (d) If any provision of this Amendment provides that a Person can initiate arbitration to resolve any matter in dispute, then no party, no COM Entity and no member of the Nextel Group can initiate any legal proceeding relating to the matter in dispute, but must proceed under this Section 11.1.

      11.2. PUBLIC ANNOUNCEMENTS. Except as required by Law, the exercise of fiduciary duty or the policies or rates of any stock exchange (or the Nasdaq National Market) on which the Company's securities are listed, the form and content of all press releases or other public communications of any sort relating to the subject matter of this Amendment, and the method of their release, or publication thereof by any of the parties hereto or their respective Affiliates, shall be subject to the prior approval of Investor and the Company, which approval shall not be unreasonably withheld or delayed.

      11.3 NOTICES. All notices, demands, requests, certificates or other communications under this Amendment shall be in writing and shall be deemed to have been duly given when (i) hand delivered, (ii) sent by facsimile transmission, (iii) one day after sent by commercial courier guaranteeing next business day delivery or (iv) five days after posting in the United States mail having been sent by registered or certified mail return receipt requested, addressed as follows:

            (i)   if to the Company:

                  Nexiel Communications, Inc.
                  2001 Edmund Halley Drive
                  Reston, VA 20191
                  Attention: Marc Montagner
                  Facsimile: (703) 433-4306

                  with a copy to:

                  Nextel Communications, Inc.
                  2001 Edmund Halley Drive
                  Reston, VA 20191
                  Attention: Leonard J. Kennedy, General Counsel
                  Facsimile: (703) 433-4846

            (ii)  if to Investor or Individual:

                  Eagle River, Inc.
                  2300 Carillon Point

                  Kirkland, WA 98033
                  Attention: Craig O. McCaw
                  Facsimile: (425) 828-8061

                  with a copy to:

                  Davis Wright Tremaine
                  1300 SW Fifth Avenue, Suite 2300
                  Portland, OR 97201-5682
                  Attention: Benjamin Wolff
                  Facsimile: (503) 778-5299

Any communication delivered after business hours or on a Saturday, Sunday or legal holiday at the place designated in such delivery shall be deemed for purposes of computing any time period hereunder to have been delivered on the next business day.

      11.4 EXPENSES. Each party shall bear its own expenses, including the fees and expenses of any attorneys, accountants, investment bankers, brokers, finders or other intermediaries or other Persons engaged by it, incurred in connection with this Amendment, its interpretation and any disputes or arbitrations under this Amendment.

      11.5 BENEFITS; ASSIGNMENT. The provisions of this Amendment shall be binding upon, and inure to the benefit of, the parties and their respective successors and permitted assigns. Nothing in this Amendment, express or implied, is intended to confer upon any Person other than the parties and their respective successors and permitted assigns any rights, remedies or obligations under or by reason of this Amendment. The Company may assign some or all of its rights or obligations under this Amendment to any member of the Nextel Group. Except as stated in the preceding sentence, no party to this Amendment may assign its rights or obligations under this Amendment without the prior written consent of the other parties.

      11.6 ENTIRE AGREEMENT; AMENDMENT AND WAIVER. This Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, with respect to the subject matter hereof and thereof including, without limitation; the term sheet between the Company and FLUX Holdings, LLC regarding, among other things the WorldCom WBS Spectrum (as defined therein). This Amendment may not be amended, supplemented or otherwise modified except by an instrument in writing signed by each of the parties hereto. No waiver by either party hereto of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by such party. Any waiver by a party of a breach of this Amendment shall not operate or be construed as a waiver of any subsequent breach.

      11.7 HEADINGS. The headings in this Amendment are for convenience only and shall not affect the construction hereof.

      11.8 GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE

COMMONWEALTH OF VIRGINIA WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

      11.9 SEVERABILITY. In the event that any provision of this Amendment is deemed invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      11.10 COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered to be effective as of the day and year first above written.

                                       NEXTEL COMMUNICATION, INC.

                                       By:     /s/ TIM DONOHUE
                                               _________________________________
                                       Name:   TIM DONOHUE
                                               _________________________________
                                       Title:  CEO
                                               _________________________________

                                       DIGITAL RADIO, L.L.C.

                                       By:     /s/ BRIAN MARCINEK
                                               ---------------------------------
                                       Name:   BRIAN MARCINEK
                                       Title:  VP Eagle River Investments LLC
                                               Its Manager

                                               /s/ CRAIG O. McCAW
                                       -----------------------------------------
                                       CRAIG O. McCAW, for his sole and separate
                                       estate